Exhibit 5.1

January 30, 2026

BNB Plus Corp.
50 Health Sciences Drive

Stony Brook, New York 11790

     Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to BNB Plus Corp. (formerly known as Applied DNA Sciences, Inc.), a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8, together with the exhibits thereto (the “Registration Statement”) to be filed on the date hereof, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration of an additional 5,000,000 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), reserved for issuance pursuant to the terms of the Company’s 2020 Equity Incentive Plan, as amended (the “Plan”). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the filing of the Registration Statement.

For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the due authorization, execution and delivery of all documents by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments (the “Records”) submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of the Records conform to the original Records; (v) the legal capacity of all individuals executing documents; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (vii) that at the time the Shares are issued, the Company will be validly existing and there will be sufficient Shares authorized under the Company’s certificate of incorporation, as amended and then in effect, and not otherwise issued or reserved for issuance. As to all questions of fact material to this opinion, we have relied (without independent verification) upon certificates or comparable documents of officers and representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement with the SEC, (ii) issuance of the Shares in accordance with the terms and conditions of the Plan, and (iii) receipt by the Company of the legal consideration for the Shares as specified in the Plan in an amount no less than the par value of such Shares, the Shares will be validly issued, fully paid and non-assessable.

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
rochester, ny • buffalo, ny • albany, ny • corning, ny • new york, ny

BNB Plus Corp.

January 30, 2026

We express no opinion with respect to the effect of any law other than the applicable provisions of the Delaware General Corporate Law as currently in effect.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,
/s/ Harter Secrest & Emery LLP